                               SEVERANCE AGREEMENT
                               -------------------


                  THIS AGREEMENT dated as of October 21, 2003 is made by and between SYSTEMS & COMPUTER TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and Brian Madocks (the "Executive").

                  WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel; and

                  WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

                  WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

                  1. Defined Terms. The definition of capitalized terms used in this Agreement is provided in the last Section hereof.

                  2. Term of Agreement.

                     2.1. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 2004; provided, however, that commencing on January 1, 2005 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend this Agreement or a Change in Control shall have occurred prior to such January 1; and further provided, however, if a Change in Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period ending on the last day of the twenty-fourth calendar month beginning after the month in which such Change in Control occurred.

                     2.2. During the initial term of this Agreement or any subsequent renewal term of this Agreement, if, prior to a Change in Control, the Executive ceases to be employed in the position of Executive Vice President, Field Operations, but remains employed by the Company in a non-executive position, this Agreement shall be deemed to have terminated as of the date the Executive ceases to be employed in an executive position; provided, however, the Board, in its sole discretion, may designate that this Agreement shall remain in effect with respect to the Executive's subsequent position with the Company, and, in the event of this designation, the Company and the Executive shall continue to be bound by the terms of this Agreement. Notwithstanding the foregoing, this Section 2.2 shall not apply if the Executive ceases to be employed in an executive position as a result of any action taken by the Company in consultation with a Person with whom the Company has entered into an agreement the consummation of which will constitute a Change in Control or if the Executive terminates his employment with Good Reason prior to a Change in Control (determined by treating a Potential Change in Control as a Change in Control in applying the definition of Good Reason under Section 15(I)(i) through
(vii) hereof) if the circumstance or event that constitutes Good Reason occurs at the direction of such Person.

                  3. Company's Covenants Summarized. To induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments described in Section 6.1 hereof and the other payments and benefits described herein in the event the Executive's employment with the Company is terminated following a Change in Control and during the term of this Agreement. Except as provided in Section 9.1 hereof, no amount or benefit shall be payable under this Agreement unless there shall have been (or, pursuant to Section 6.1 hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

                  4. The Executive's Covenants.

                     4.1. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control,
(iii) the date of termination by the Executive of the Executive's employment for Good Reason (determined by treating the Potential Change in Control as a Change in Control in applying the definition of Good Reason under Section 15(I)(i) through (vii) hereof) or by reason of death, Disability or retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

                     4.2. While the Executive is employed by the Company and for a period of one year after the effective date of Executive's termination of employment if Executive's employment is terminated following a Change in Control and Executive becomes entitled to receive any payment under Section 6.1 of this Agreement, the Executive covenants and agrees that he will not, whether for himself or for any other person, business, partnership, association, firm, company or corporation, directly or indirectly, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the customers or employees of the Company that are or were customers or employees at any time during his employment with the Company. The Executive acknowledges that the Company would be irreparably injured by a violation of this Section 4.2, and agrees that the Company, in addition to other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order or other equitable relief restraining the Executive from any actual or threatened breach of this Section 4.2 without any bond or other security being required.

                  5. Compensation Other Than Severance Payments.

                     5.1. Following a Change in Control and during the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

                     5.2. If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits (other than severance and comparable benefits and payments) payable to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period.

                     5.3. In the event of a Change in Control, all options to purchase securities of the Company held by the Executive shall immediately vest on such date and shall become immediately and fully exercisable.

                     5.4. If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company will provide the Executive with an executive outplacement counseling program through an outplacement services firm designated by the Company for a period of one year following the date of termination of employment at no fee to the Executive.

                     5.5. If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's normal post-termination compensation and benefits (other than severance and comparable benefits and payments) to the Executive when such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other similar programs and arrangements (other than severance and comparable programs and arrangements).

                  6. Severance Payments.

                     6.1. The Company shall pay the Executive the payments described in this Section 6.1 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control and during the term of this Agreement, in addition to the payments and benefits described in Section 5 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of death or Disability, or (iii) by the Executive without Good Reason. The Executive's employment shall be deemed to have been terminated, following a Change in Control by the Company without Cause or by the Executive with Good Reason if the Executive's employment is terminated prior to a Change in Control without Cause after consultation with a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control or if the Executive terminates his employment with Good Reason prior to a Change in Control (determined by treating a Potential Change in Control as a Change in Control in applying the definition of Good Reason under Section 15(I)(i) through
(vii) hereof) if the circumstance or event that constitutes Good Reason occurs at the direction of such Person.

                          (A) In lieu of any further salary payments to the
Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to the sum of (i) the higher of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or such salary in effect immediately prior to the Change in Control, and
(ii) the target bonus for the year in which the Notice of Termination is provided pursuant to the Company's Bonus Plan or any successor thereto (the "Bonus Plan"), less any portion thereof previously paid and less any portion thereof payable pursuant to Section 6.1 (B) hereof.

                          (B) Notwithstanding any provision of the Bonus Plan,
the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any bonus amount which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under the Bonus Plan but has not yet been paid (pursuant to Section
5.2 hereof or otherwise) and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent bonus awards to the Executive for all uncompleted periods under the Bonus Plan calculated as to each such award by assuming the achievement of the target performance level within the performance range established with respect to such award and basing such pro-rata portion upon the portion of the award period that has elapsed as of the Date of Termination;

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                          (C) For a twelve (12) month period after the Date of
Termination the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control if such reduction constitutes Good Reason). Benefits otherwise receivable by the Executive pursuant to this Section 6.1(C) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the above-referenced period. In addition, any such benefits actually received by the Executive shall be reported to the Company by the Executive.

                     6.2. Payments under Section 6.1 will be made without regard to whether the deductibility of such payments (or any other payments) would be limited or precluded by Section 280G of the Internal Revenue Code of 1986 (the "Code") and without regard to whether such payments would subject the Executive to the federal excise tax levied on "excess parachute payments" under Section 4999 of the Code; provided, however, that if the Total After-Tax Payments (as defined below) would be increased by the limitation or elimination of any amount payable under Section 6.1, then the amount payable under Section 6.1 will be reduced to the extent necessary to maximize the Total After-Tax Payments. For purposes of this Agreement, "Total After-Tax Payments" means the total of all "parachute payments" (as that term is defined in Section 280G(b)(2) of the Code) made to or for the benefit of Executive (whether made hereunder or otherwise), after reduction for all applicable federal taxes (including, without limitation, the tax described in Section 4999 of the Code).

                     6.3. The payments provided for in Section 6.1 hereof (other than Section 6.1(C)) shall be made not later than the fifth day following the Date of Termination.

                     6.4. The Company also shall pay to the Executive all legal fees and expenses incurred in good faith by the Executive as a result of a termination of the Executive's employment following a Change in Control and during the term of this Agreement. For purposes of this Section 6.4, an Executive shall be deemed to have acted in good faith unless an arbitrator finds that the Executive's action resulting in such legal fees and expenses was frivolous. Such payments shall be made within five (5) business days after delivery of the Executive's written request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.







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

                  7. Termination Procedures and Compensation During Dispute.

                     7.1. After a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                     7.2. "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean (i) If the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and
(ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days from the date such Notice of Termination is given).

                     7.3. If prior to the Date of Termination (as determined without regard to this Section 7.3), either party notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute provided by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

                     7.4. If a purported termination occurs following a Change in Control and during the term of this Agreement, and such termination is disputed in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given until the Date of Termination, determined in accordance with Section
7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

                  8. No Mitigation. The Company agrees that if the Executive's employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(C)) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

                  9. Successors; Binding Agreement.

                     9.1. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                     9.2. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

                  10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by United states registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                  To the Company:

                  Systems & Computer Technology Corporation
                  4 Country View Road
                  Malvern, PA 19355
                  Attention:  Chairman and Chief Executive Officer

                  To the Executive:

                  Brian Madocks
                  1280 Farm Road
                  Berwyn, PA 19312

                  11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 4.2, 6 and 7 shall survive the expiration of the term of this Agreement.

                  12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  13. Counterparts; Coordination with Employment Agreement.

                      13.1. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instruments.

                      13.2. The terms of this Agreement shall be coordinated with and applied in conjunction with the terms of the Executive's offer letter dated August 1, 2003 and accepted by you on August 4, 2003 (the "Offer Letter") with the Company. In general, it is the intent of the parties that, subsequent to a Change in Control and during the term of this Agreement, the provisions of this Agreement shall supersede and substitute for those provisions of the Offer Letter relating to the Executive's entitlement to benefits in connection with any termination of the Executive's employment (including without limitation such provisions in the Offer Letter relating to a "Resignation for Change of Control" as such term is defined in the Offer Letter), but shall not supersede for any period the provisions of such Offer Letter pertaining to the terms of the Executive's employment. Except for circumstances relating to a termination of employment following a Change in Control during the term of this Agreement, as provided for herein, all terms and conditions of the Executive's employment with the Company shall be governed by the terms of the Executive's Offer Letter (including but not limited to any such term granting additional years of service to the Executive for purposes of any of the Company's employee benefit plans).

                  14. Settlement of Disputes; Arbitration. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty
(60) days after notification by the Board that the Executive's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                  15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

                          (A) "Board" shall mean the Board of Directors of the
Company.

                          (B) "Cause" for termination by the Company of the
Executive's employment, after any Change in Control, shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be "Willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

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                          (C) A "Change in Control" shall be deemed to have
occurred if the events set forth in any one of the following paragraphs shall have occurred:

                              (i) The acquisition in one or more transactions by
any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided that for purposes of this Section 15(C)(i), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                              (ii) Approval by shareholders of the Company of
(A) a merger, reorganization or consolidation involving the Company if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, reorganization or consolidation, or (B) (1) a complete liquidation or dissolution of the Company or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

                              (iii) Acceptance by shareholders of the Company of
shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange.

                  Notwithstanding the foregoing, a Change in Control shall not include any event, circumstance or transaction occurring during the six-month period following a Potential Change in Control which Potential Change in Control results from the action of any entity or group which includes the Executive (a "Management Group"); provided, however, that such action shall not be taken into account for this purpose if it occurs within a six-month period following a Potential Change in Control resulting from the action of any Person which is not a member of the Management Group.

                          (D) "Company" shall mean SYSTEMS & COMPUTER TECHNOLOGY
CORPORATION, a Delaware corporation, and any successor to its business or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise (except in determining, under Section 15(C) hereof, whether or not any Change in Control of the Company has occurred in connection with such succession).

                          (E) "Date of Termination" shall have the meaning
stated in Section 7.2 hereof.

                          (F) "Disability" shall be deemed the reason for the
termination by the Company of the Executive's employment if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability and, within thirty
(30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

                          (G) "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended from time to time.

                          (H) "Executive" shall mean the individual named in the
first paragraph of this Agreement.

                          (I) "Good Reason" for termination by the Executive of
the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (i), (v), (vi) or (vii) hereof, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                              (i) the assignment by the Company to the Executive
of any duties inconsistent with the Executive's status as an executive of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities or authority from those in effect immediately prior to the Change in Control;

                              (ii) a reduction by the Company in the Executive's
annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                              (iii) the relocation by the Company of its
principal executive offices to a location more than 30 miles from the location of such office immediately prior to the Change in Control or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

                              (iv) the failure by the Company to pay to the
Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                              (v) the failure by the Company to continue in
effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Bonus Plan and any similar or substitute plan adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control;

                              (vi) the failure by the Company to continue to
provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                              (vii) any purported termination by the Company of
the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1; for purposes of this Agreement, no such purported termination shall be effective.

                  The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                          (J) "Notice of Termination" shall have the meaning
stated in Section 7.1 hereof.








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



                          (K) "Person" shall have the meaning given in Section
3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof and shall include a partnership or other group as provided in Section 13(d)(3) thereof; provided, however, that a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                          (L) "Potential Change in Control" shall be deemed to
have occurred if the events set forth in any one of the following paragraphs shall have occurred:

                              (i) the Company enters into an agreement, the
consummation of which would result in the occurrence of a Change in Control;

                              (ii) the Company or any Person publicly announces
an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                              (iii) any Person who both (x) is on the date
hereof or subsequently becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing at least 10% or more of the combined voting power of the Company's then outstanding securities and (y) increases his or her beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or

                              (iv) the Board adopts a resolution to the effect
that, for purposes of this Agreement, a Potential Change in Control has occurred.

                          (M) "Severance Payments" shall have the meaning stated
in Section 6.1 hereof.

                          (N) "Total After Tax Payments" shall have the meaning
stated in Section 6.2 hereof. (A)








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




                  IN WITNESS WHEREOF, this Agreement has been executed, as of the date first above written, on behalf of this Company by its duly authorized officer and by the Executive.

ATTEST:                                     SYSTEMS & COMPUTER TECHNOLOGY
                                            CORPORATION




/s/ Richard A. Blumenthal             By: /s/ Michael D. Chamberlain
    -----------------------                   -------------------------------
    Secretary                                 Michael D. Chamberlain
                                              President and CEO


                                          EXECUTIVE



                                      By: /s/ Brian Madocks
                                              -------------------------------









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